Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-146662) on Form S-8 of Point.360 (formerly New 360) and its subsidiary of our report dated September 28, 2009 relating to our audits of the consolidated financial statements and the financial statement Schedule II which appear in this Annual Report on Form 10-K of Point. 360 and its subsidiary for the year ended June 30, 2009.

Singer Lewak LLP (signed)
Los Angeles, California
September 28, 2009